Exhibit 10.10
REALPAGE, INC,
AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
     Unless otherwise defined herein, the terms defined in the Amended and Restated 1998 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Option Agreement”).

Name:	Barker, Timothy J.

Grant Number:	1240-02-10
     The undersigned (the “Participant”) has been granted an Option to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	February 25, 2010

Vesting Commencement Date:	February 25, 2010

Exercise Price per Share:	$3.75

Total Number of Shares Granted:	350,000

Type of Option:		Incentive Stock Option

	X	Non-Qualified Stock Option

Term/Expiration Date:	10 years / February 25, 2020

     Vesting Schedule:
     Subject to any accelerated vesting provisions in the Plan, this Option shall be exercisable, in whole or in part, according to the following vesting schedule:
     Five percent (5%) of the Shares subject to the Option shall vest quarterly beginning on the first day of the calendar quarter immediately following the Vesting Commencement Date for fifteen (15) consecutive calendar quarters, and the remaining twenty-five percent (25%) of the Shares subject to the Option shall vest on the first day of the next following calendar quarter so that the Option shall be fully vested on January 1, 2014, subject to Participant continuing to be an Employee or Consultant of the Corporation, a Parent Corporation or a Subsidiary (a “Service Provider”) through each such vesting date.
     The foregoing notwithstanding, and notwithstanding any contrary provision in the Plan, in the event a Business Combination Transaction occurs, as defined in Section 20.02 of the Plan, then fifty (50%) of all non-vested portions of the Option shall vest upon consummation of the applicable Business Combination Transaction. In the event Participant ceases to be a Service Provider other than for Cause (as defined in that certain Amendment to Employment Agreement between Corporation effective January 1, 2010) within one year of the consummation of the Business Combination Transaction, then one hundred (100%) percent of all non-vested portions of the Option shall vest upon the date Participant ceases to be a Service Provider.
     Termination Period:
     Notwithstanding any contrary provision in the Plan, this Option exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 20.03 of the Plan.
     If the Optionee’s employment with the Corporation terminates, the unvested portion of this Option will immediately terminate except as otherwise provided by Article XVI of the Plan.
     Notwithstanding the foregoing, Participant acknowledges and agrees that, (i) if Optionee’s employment terminates for Cause, or (ii) if Participant’s employment terminates by reason of a Voluntary Termination, and Participant engages in any Acts Harmful to the Interest of the Corporation within one (1) year after the Voluntary Termination, or (iii) if Participant engages in any Acts Harmful to the Interest of the Corporation within one (1) year after the Voluntary Termination, then the Participant will immediately forfeit any right to exercise this Option, whether it is vested or unvested.
     Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Corporation upon any change in the residence address indicated below.

PARTICIPANT	REALPAGE, INC.

/s/ Timothy J. Barker	/s/ Stephen T. Winn

Signature	By

Timothy J. Barker	Stephen T. Winn

Print Name	Print Name

[***]	CFO

Title

[***]
Residence Address

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
     1. Grant of Option. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant (“Participant”), an option (the “Option”) to purchase the number of shares of Common Stock set forth in the Notice of Stock Option Grant (the “Shares”), at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 21.02 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
     If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee, the Corporation or any Parent Corporation or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
     2. Exercise of Option.
     (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
     (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised in accordance with Section 11.04 of the Plan which specifies that the Option shall not be exercised at any time as to less than one hundred (100) Shares (or less than the number of Shares as to which the Option is then exercisable, if that number is less than one hundred (100) Shares), and such other representations and agreements as may be required by the Corporation. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

     3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Corporation, concurrently with the exercise of all or any portion of this Option, deliver to the Corporation his or her Investment Representation Statement in the form attached hereto as Exhibit C.
     4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Corporation or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Corporation held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Corporation not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Corporation filed under the Securities Act (or such other period as may be requested by the Corporation or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).
     Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Corporation or the representative of the underwriters of Common Stock (or other securities) of the Corporation, Participant shall provide, within ten (10) days of such request, such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.
     (a) Method of Payment. Payment of the aggregate Exercise Price shall be in a manner in accordance with Section 11.05 of the Plan.
     5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Corporation, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
     7. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     8. Tax Obligations.
     (a) Tax Withholding. Participant agrees to make appropriate arrangements with the Corporation (or the Parent Corporation or Subsidiary employing or retaining Participant) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Corporation may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
     (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Corporation in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Corporation on the compensation income recognized by Participant.
     (c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value Per Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Corporation cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value Per Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value Per Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.
     9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Corporation and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Texas.

     10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE CORPORATION (OR THE PARENT CORPORATION OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE CORPORATION (OR THE PARENT CORPORATION OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B
AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
EXERCISE NOTICE
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007-1913
Attention: Secretary
     Exercise of Option. Effective as of today, ___, ___, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ___shares of the Common Stock (the “Shares”) of RealPage, Inc. (the “Corporation”) under and pursuant to the Amended and Restated 1998 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated ___, ___(the “Option Agreement”).
     Delivery of Payment. Participant herewith delivers to the Corporation the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.
     Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Article XIX of the Plan.
     Corporation’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Corporation or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).
     Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Corporation a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the

Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Corporation or its assignee(s).
     Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Corporation and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.
     Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Corporation or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Corporation in good faith.
     Payment. Payment of the Purchase Price shall be made, at the option of the Corporation or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Corporation (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.
     Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Corporation and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Corporation, and the Corporation and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
     Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.
     Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Corporation to the general public, or (ii) a transaction described in Section 20.02 of the Plan in which the successor corporation has equity securities that are publicly traded.
     Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Corporation for any tax advice.
     Restrictive Legends and Stop-Transfer Orders.
     Legends. Participant understands and agrees that the Corporation shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Corporation or by state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE CORPORATION’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE CORPORATION OR THE MANAGING UNDERWRITER.
     Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Corporation may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.
     Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     Successors and Assigns. The Corporation may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Corporation forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.
     Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.
     Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Corporation and Participant.

Submitted by:	Accepted by:
PARTICIPANT	REALPAGE, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

EXHIBIT C
INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

CORPORATION	:	REALPAGE, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:
     In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Corporation the following:
     (a) Participant is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
     (b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Corporation is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.
     (c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Corporation, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.
     In the event that the Corporation does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Corporation; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.
     (d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date